Exhibit 10.38

SUNESIS PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into by and between Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), as of April 27, 2005.

RECITALS

WHEREAS, the Company and BMS have entered into that certain License Agreement effective as of April 27, 2005 (the “License Agreement”), pursuant to which the Company agreed to issue to BMS an aggregate of 1,666,667 shares (the “Shares”) of the Company’s Series C-2 Preferred Stock, par value $0.0001 per share (the “Series C-2 Stock”), in consideration of the grant by BMS to the Company of an exclusive worldwide license to BMS-387032 and other CDK inhibitor compounds covered under BMS patents.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and BMS agree as follows:

1.                                       Purchase and Sale of Preferred Stock.

1.1                                 The Company has adopted and filed with the Secretary of State of the State of Delaware the Eighth Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”), and the Series C-2 Stock has the rights, preferences and privileges described in the Restated Certificate.

1.2                                 The Company has, or will have before the Closing, authorized the sale and issuance of the Shares to BMS.  Upon the terms and subject to the conditions set forth in this Agreement, BMS agrees to purchase at the Closing, and the Company agrees to sell and issue to BMS at the Closing the Shares registered in the name of BMS at a purchase price of $4.80 per Share.  The execution of the License Agreement, and the granting of the exclusive License thereunder, shall constitute full payment of the purchase price by BMS.

2.                                       Closing, Delivery.

2.1                                 The purchase and sale of the Shares shall take place at the offices of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California, at 10:00 a.m., on the date hereof, or at such other time and place as the parties shall agree upon (which time and place are designated as the “Closing”).

2.2                                 At the Closing of the sale of the Shares to BMS, the Company will deliver to BMS a certificate registered in the name of BMS for the Shares in exchange for the execution of the License Agreement, and the granting of the exclusive license thereunder.

3.                                       The Company’s Representations and Warranties.  Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the Company represents and warrants to BMS as follows:

3.1                                 Organization and Standing; Restated Certificate and Bylaws.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power and authority to own, lease or otherwise hold and to operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted.  The Company is qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse affect on the Company’s business, financial condition or results of operations.

3.2                                 Corporate Power.  The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement and the Amendment to the Eighth Amended and Restated Investor Rights Agreement set forth as Exhibit C hereto (as amended, the “Investor Rights Agreement”), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Investor Rights Agreement.

3.3                                 Subsidiaries.  The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

3.4                                 Capitalization.  As of the Closing and immediately after giving effect to the sale of any of the Shares pursuant to the terms of this Agreement:

(a)                                  the authorized capital stock of the Company will consist of:

(A)                              110,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of which 5,989,999 shares will be issued and outstanding and 7,349,017 shares will be issuable upon the exercise of outstanding options and warrants to purchase Common Stock (“Option Stock”); and

(B)                                38,582,000 shares of Preferred Stock, par value $0.0001 per share, consisting of (1) 8,682,000 shares designated as Series A Preferred Stock, of which 8,467,500 shares will be issued and outstanding and 42,755 shares will be reserved for issuance upon exercise of outstanding warrants to purchase Series A Preferred Stock (“Series A Warrants”), (2) 10,600,000 shares designated as Series B Preferred Stock, of which 9,690,771 shares will be issued and outstanding and 77,506 shares will be reserved for issuance upon exercise of outstanding warrants to purchase Series B Preferred Stock (“Series B Warrants”), (3) 13,250,000 shares designated as Series C Preferred Stock, of which 12,500,000 will be issued and outstanding and 489,750 shares reserved for issuance upon exercise of outstanding warrants to purchase Series C Preferred Stock (“Series C Warrants”), (4) 1,250,000 shares designated as Series C-1 Preferred Stock, all of which will be issued and outstanding and (5) 4,800,000 shares designated as Series C-2 Stock, 4,583,334 of which will be issued and outstanding.

(b)                                 all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been, or, when issued and paid for in compliance with the provisions of this Agreement, will be issued in compliance with all federal and state securities laws, and were not, or will not be, issued in violation of or subject to any preemptive or similar rights; and

(c)                                  except as otherwise set forth in this Section 3.4 and the rights of first refusal set forth in the Investor Rights Agreement, the Company will not have outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock of the Company, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance, repurchase or redemption (contingent or otherwise) of any capital stock, or any stock or securities convertible into or exchangeable for any capital stock of the Company other than the Series A Warrants, Series B Warrants, Series C Warrants and options and warrants to purchase the Option Stock.

3.5                                 Authorization; Binding Effect.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Investor Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations under this Agreement and the Investor Rights Agreement has been taken or will be taken prior to the Closing.  This Agreement and the Investor Rights Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms.  The Shares are duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable.  The shares of Common Stock issuable upon conversion of the Shares in accordance with the Restated Certificate will be duly authorized, validly issued, fully paid and non-assessable.  The Shares of Series C-2 Stock will have the rights, preferences and privileges described in the Restated Certificate.  The Shares will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holder; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

3.6                                 Labor Agreements and Actions.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a current intention to terminate the employment of any of the foregoing.  The employment by the Company of each officer, and each employee of the Company is not party to any employment agreement with the Company or, to the knowledge of the Company with any other person, and is terminable at the will of the Company.

3.7                                 Agreements; Action.

(a)                                  Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or any affiliate thereof nor are there agreements or understandings between any person and/or entities, which affect or relate to the voting or giving of written consents with respect to any security or by a director of the Company.

(b)                                 There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c)                                  The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or (iv) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or collectively in excess of $150,000.

(d)                                 For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)                                  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

(f)                                    The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

3.8                                 Title.  The Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable and (ii) liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

3.9                                 Compliance with Other Instruments.  The Company is not in violation or default of any term of its Restated Certificate or Bylaws, or of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and is not in violation of any statute, rule or regulation applicable to the Company where such violation would have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company.  The execution, delivery and performance of and compliance with the Agreement, and the issuance of the Shares, has not resulted and will not result in any material violation of, or conflict with, or constitute with or without the passage of time and the giving of notice a material violation or default under, the Company’s Restated Certificate or Bylaws or any of its agreements having a value in excess of $50,000, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.  To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any material right granted under any material license, distribution agreement or other agreement.

3.10                           Litigation.  There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the Company’s knowledge, is there any reasonable basis therefor or threat thereof).  The foregoing includes, without limitation, actions pending or threatened (or any reasonable basis therefor known to the Company) involving the prior employment of any of the Company’s employees or consultants, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.11                           Employees.  To the Company’s knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company.

3.12                           Registration Rights; Voting Rights.  Except as set forth in the Investor Rights Agreement, the Company is not under any contractual obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, no stockholders of the Company have entered into any agreement with respect to the voting of capital shares.

3.13                           Governmental Consent, etc.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the California Corporate Securities Law of 1968, as amended, and applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

3.14                           Offering.  Subject to the accuracy of BMS’s representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Common Stock to be issued upon conversion of the Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and in compliance with applicable state securities laws.

3.15                           Brokers or Finders; Other Offers.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.16                           Patents and Trademarks.  The Company has sufficient title to and ownership of or rights to or is in the process of acquiring the rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to its knowledge, as proposed to be conducted.  A true and complete list of such intellectual property is set forth on Schedule 3.16 hereto (the “Company IP”).  To the Company’s knowledge, the Company IP does not conflict with or infringe upon the rights of any other person or entity.  The Company has not entered into any options, licenses, sublicenses or entered into any agreements of any kind with respect to any of the intellectual property owned by, licensed to or otherwise controlled by the Company and has not encumbered the intellectual property of the Company in any way.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as now conducted or as proposed to be conducted.  Neither the execution nor delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees are now obligated.  The Company does not believe it will be necessary to utilize any inventions of any of the Company’s employees (or people it currently intends to hire) made prior to their employment by the Company which are not currently licensed to or owned by the Company.

3.17                           Obligations to Related Parties.  There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the

Company and (c) for other standard employee benefits made generally available to employees.  None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company (other than in connection with purchases of the Company’s stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company.  No officer, director or stockholder, or to the Company’s knowledge any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.18                           Disclosure.  This Agreement and the Investor Rights Agreement and all other certificates and documents delivered in connection herewith, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.  The Company has provided BMS with all the information BMS has requested for deciding whether to purchase the Shares.

3.19                           Employee Benefit Plans.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

3.20                           Taxes.  (a) The Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, “Taxes” or, individually, a “Tax”) which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax interest and penalties award by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with United States generally accepted accounting principles (“GAAP”); (b) the Company has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects, (c) with respect to all Tax returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company with respect to the Financial Statements (as defined below) have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the date hereof have been adequately provided for on the Financial Statements; and (e) there are no liens for Taxes on the assets of the Company.

3.21                           Proprietary Information and Inventions Agreements.  Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information.  The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its reasonable best efforts to prevent any such violation.  All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company.  The Company is not aware that any of its consultants or vendors is in violation thereof, and the Company will use its reasonable best efforts to prevent any such violation.

3.22                           Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes, after reasonable investigation, that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.23                           Corporate Documents.  The Restated Certificate and Bylaws of the Company are in the form made available to BMS.  The copy of the minute books of the Company made available to BMS, contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.24                           Real Property Holding Corporation.  The Company is not a United States real property holding corporation within the meaning of the Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

3.25                           Insurance.  The Company maintains with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including, without limitation, errors and omissions coverage), on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are customary in the case of similarly situated entities engaged in a similar business.

3.26                           Financial Statements.  The Company has made available to BMS its audited financial statements (including balance sheet, income statement and statement of cash flows) for the years ended December 31, 2004, December 31, 2003 and December 31, 2002 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.  Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2004 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

3.27                           Investment Company.  The Company is not and is not controlled by or affiliated with an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.                                       Representation and Warranties of BMS.  BMS represents and warrants to the Company as follows:

4.1                                 This Agreement and the Investor Rights Agreement each constitute BMS’s valid and legally binding obligation, enforceable in accordance with its terms.

4.2                                 BMS is purchasing the Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).  BMS understands that the Shares have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.3                                 BMS has discussed the Company and its plans, operations and financial condition with the Company’s officers and has received all such information as BMS deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Shares.  BMS has received satisfactory and complete information concerning the business and financial condition of the Company in response to BMS’s inquiries.

4.4                                 BMS realizes that the purchase of the Shares will be a highly speculative investment.  BMS is able, without impairing BMS’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of BMS’s investment.  BMS recognizes that the Company has a limited financial and operating history and the investment in the Company involves substantial risks.  BMS understands all of the risks related to the purchase of the Shares.  By virtue of BMS’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, BMS is capable of evaluating the merits and risks of BMS’s investment in the Company and has the capacity to protect BMS’s own interests.

4.5                                 BMS understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, BMS understands that the Company is under no obligation to register the Shares except as otherwise provided in the Investor Rights Agreement.  BMS is aware of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.  BMS understands that the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel reasonably satisfactory to the Company.

4.6                                 BMS represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.7                                 BMS understands that while management forecasts, if any, were made in good faith, such forecasts may be inaccurate and operating results could differ dramatically and materially from the results forecast by management.

5.                                       Conditions to Closing of BMS.  BMS’s obligations to purchase the Shares at the Closing are, at the option of BMS, subject to (i) the execution and delivery of the License Agreement by the Company, (ii) the execution and delivery by the Company, BMS and the other parties thereto of the Investor Rights Agreement, (iii) the satisfaction or waiver by the Company of all covenants, agreements, obligations and conditions under the License Agreement that are required to be performed or complied with by it on or before the effectiveness of such agreement, (iv) the truthfulness of the Company’s representations and warranties set forth in Section 3 hereof and (v) the receipt of an opinion from Latham & Watkins LLP, special counsel to the Company, in substantially the form of Exhibit D.

6.                                       Conditions to Closing of the Company.  The Company’s obligations to issue and sell the Shares at the Closing are, at the option of the Company, subject to (i) the execution and delivery of the License Agreement by BMS, (ii) the execution and delivery by the Company, BMS and the other parties thereto of the Investor Rights Agreement, (iii) the satisfaction or waiver by BMS of all covenants, agreements, obligations and conditions under the License Agreement that are required to be performed or complied with by it on or before the effectiveness of such agreement and (iv) the truthfulness of the BMS’s representations and warranties set forth in Section 4 hereof.

7.                                       Miscellaneous.

7.1                                 Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law or choice of law.

7.2                                 Survival.  The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

7.3                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties as are permitted by this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4                                 Entire Agreement.  This Agreement, the License Agreement and the Investor Rights Agreement embody the entire understanding and agreement between BMS and the Company regarding the subject matter hereto and thereto, and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

7.5                                 Counterparts.  This Agreement may be executed in any number of counterparts and signatures and may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.6                                 Expenses.  The Company and BMS shall each bear their own legal and other expenses in connection with the transactions contemplated hereby.

7.7                                 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, addressed (a) if to BMS, at its address set forth on the signature page of this Agreement, or at such other address as BMS shall have furnished the Company in writing, or (b) if to the Company, at the address of its principal office, or at such other address as the Company shall have furnished to BMS in writing.

7.8                                 California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

7.9                                 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.10                           Amendments and Waivers.  Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and BMS.  Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon BMS and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.11                           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

(Signature Page Follows)

The parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:		BMS:

SUNESIS PHARMECEUTICALS, INC.		BRISTOL-MYERS SQUIBB COMPANY

/s/ Daniel N. Swisher, Jr.		/s/ Tamar D. Howson
Name:	Daniel N. Swisher, Jr.	Name:	Tamar D. Howson
Title:	Chief Executive Officer	Title:	Sr. VP Corporate and Business Development
Address:	341 Oyster Point Blvd.	Address:	345 Park Avenue
	South San Francisco, CA 94080		New York, New York 10154
Fax:	(650) 266-3501

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBITS

Exhibit A -                                        Eighth Amended and Restated Certificate of      Incorporation

Exhibit B -                                          Schedule of Exceptions to Representations and Warranties

Exhibit C -                                          Form of Amendment to Eighth Amended and Restated Investor Rights Agreement

EXHIBIT A

EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

[See Exhibit 3.1 to this Registration Statement]

EXHIBIT B

SCHEDULE OF EXCEPTIONS TO
REPRESENTATIONS AND WARRANTIES

EXHIBIT C

FORM OF AMENDMENT TO EIGHTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

[See Exhibit 10.39 to this Registration Statement]

EXHIBIT D

FORM OF OPINION OF LATHAM & WATKINS LLP

1.                                       The Company is a corporation under the General Corporation Law of the State of Delaware, with corporate power and authority to enter into the Documents and perform its obligations thereunder.  Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

2.                                       The execution, delivery and performance of the Documents have been duly authorized by all necessary corporate action of the Company, and the Documents have been duly executed and delivered by the Company.

3.                                       Each of the Documents is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.                                       The execution, delivery and performance of the Documents by the Company and the issuance and sale of the Share pursuant to the Stock Purchase Agreement on the date hereof do not:

(i)                                     violate the Governing Documents; or

(ii)                                  violate the DGCL or any federal statute, rule or regulation applicable to the Company.

5.                                       The Shares have been duly authorized by all necessary corporate action of the Company, and, when issued and delivered against payment therefor pursuant to the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.  The shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly reserved and, when issued in compliance with the provisions of the Governing Documents, will be validly issued, fully paid and nonassessable.  The issuance of the Shares and the Conversion Shares is not subject to any preemptive rights set forth in the Governing Documents or, to our knowledge and except as set forth in the Schedule of Exceptions to the Purchase Agreement or except as such that have been satisfied or waived, any rights of first refusal, options, warrants, conversion rights, agreements or other rights for the purchase or acquisition from the Company of any authorized but unissued shares of capital stock of the Company.

6.                                       Assuming the truthfulness of the representations of the Purchaser set forth in the Purchase Agreement, the Shares, upon issuance and delivery and payment therefor in the manner described in the Purchase Agreement, will be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

For purposes of the foregoing, (a) ”Documents” means this Agreement, the Investor Rights Agreement and the Amendment to Eighth Amended and Restated Investor Rights

Agreement and (b) ”Governing Documents” means the Eighth Amended and Restated Certificate of Incorporation and the Amended Bylaws of Sunesis.  The opinion will be subject to customary limitations and qualifications.